Exhibit 10.1.b

Execution Copy

LIMITED GUARANTY

          This LIMITED GUARANTY (as the same may be amended from time to time, the "Guaranty") is made as of the 11th day of June, 2003, by Great Plains Energy Incorporated, a Missouri corporation (the "Guarantor"), in favor of the "Lenders" under that certain Credit Agreement, dated as of June 11, 2003, by and among Strategic Energy, L.L.C., a Delaware limited liability company (the "Borrower"), the financial institutions from time to time parties thereto as Lenders (collectively, the "Lenders") and LaSalle Bank National Association, a national banking association, in its capacity as contractual representative for the Holders of Obligations (the "Administrative Agent"), as it may be amended, modified or supplemented from time to time (the "Credit Agreement").

          1.     Definitions.

          Capitalized terms used in this Agreement and not otherwise defined herein or in the Credit Agreement shall have the following meanings, applicable to both the singular and plural forms of the terms defined. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

          As used in this Guaranty:

          "Additional Guaranty Amount" means the cumulative amount of any GPE Guaranty Increases that have become effective during the term of this Guaranty. Such amount automatically, and without further action by the Guarantor or the Administrative Agent, increases upon a GPE Guaranty Increase becoming effective.

          "Base Guaranty Amount" means an amount equal to $25,000,000; provided, however, that so long as no Default or Unmatured Default under the Credit Agreement or Event of Default or GPE Cross Default under this Guaranty has occurred and is continuing, the Guarantor may at its option amend this Guaranty pursuant to the Guaranty Amount Amendment Agreement to increase or decrease the amount of the Base Guaranty Amount subject to the limitation that the Base Guaranty Amount can not be reduced to less than $25,000,000.00 or increased to greater than $40,000,000.00. Changes in the Base Guaranty Amount become effective when all conditions to effectiveness of the related Guaranty Amount Amendment Agreement have been satisfied.

          "Borrower Fixed Charge Ratio" means with respect to Borrower, a ratio, which shall be calculated as of the last day of each fiscal quarter of the Borrower for the four (4) fiscal quarter period ending on such day, of (i) the sum of the amounts of (a) EBITDA minus (b) Capital Expenditures (collectively, the "Fixed Charge Numerator") to (ii) the sum of the amounts of (a) Interest Expense to the extent payable in cash plus (b) scheduled amortization payments of the principal portion of all Funded Indebtedness made during such period plus (c) cash income taxes paid by the Borrower and its consolidated Subsidiaries during such period plus (d) Distributions paid during such period (collectively, the "Fixed Charge Denominator").

          "Event of Default" means each of the following occurrences:

          (A)     Breach of Covenants or Obligations.

          The Guarantor shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on the Guarantor under this Guaranty.

          (B)     Breach of Representation or Warranty.

          Any representation or warranty made or deemed made by the Guarantor herein or in any statement or certificate at any time given by the Guarantor pursuant to this Guaranty shall be false or misleading in any material respect on the date as of which made (or deemed made).

          (C)     Involuntary Bankruptcy; Appointment of Receiver, Etc.

          (i)     An involuntary case shall be commenced against the Guarantor and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Guarantor in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

          (ii)    A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Guarantor or over all or a substantial part of the property of the Guarantor shall be entered; or an interim receiver, trustee or other custodian of the Guarantor or of all or a substantial part of the property of the Guarantor shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of the Guarantor shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

          (D)     Voluntary Bankruptcy; Appointment of Receiver, Etc.

          The Guarantor shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

          (E)     Dissolution.

          Any order, judgment or decree shall be entered against the Guarantor decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Guarantor shall otherwise dissolve or cease to exist.

          (F)     Failure of GPE Guaranty Increase to Become Effective.

          A GPE Guaranty Increase fails to become effective because a GPE Cross Default has occurred and is continuing.

          "Expenses" is defined in Section 2(ii) of this Guaranty.

          "Fixed Charge Denominator" is defined within the definition of "Borrower Fixed Charge Ratio".

          "GPE Credit Agreement" means that certain Credit Agreement dated as of March 7, 2003 among the Guarantor, the lenders party thereto and Bank One, NA, as Administrative Agent, as the same may be amended from time to time, and any renewal or extension thereof.

          "GPE Cross Default" means a Default, which solely for purposes of this definition, shall have the same meaning as in the GPE Credit Agreement, and (ii) a default or event of default under any replacement or refinancing of the GPE Credit Agreement.

          "GPE Guaranty Increase" means an amount, calculated as of the last day of a fiscal quarter with respect to which the Borrower Fixed Charge Ratio is less than the Minimum Fixed Charge Ratio, such amount to be equal to the positive amount by which the Fixed Charge Denominator must be reduced to permit the Borrower Fixed Charge Ratio to equal to the Minimum Fixed Charge Ratio. A GPE Guaranty Increase shall be effective as of the last day of the fiscal quarter with respect to which the Borrower Fixed Charge Ratio was calculated; provided, however, that a GPE Guaranty Increase shall not become effective on such date if a GPE Cross Default has occurred and is continuing.

          "Guaranty Amount Amendment Agreement" means that certain amendment form attached hereto as Exhibit A and incorporated herein.

          "Maximum Guaranty Amount" means an amount equal to the sum of the Base Guaranty Amount and the Additional Guaranty Amount, which amount automatically, and without further action by the Guarantor or the Administrative Agent, adjusts from time to time upon the effectiveness of changes in the Base Guaranty Amount and the Additional Guaranty Amount.

          "Minimum Fixed Charge Ratio" means 1.05 to 1.00.

          2.     Guaranty.

(i)     For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lenders, the Guarantor unconditionally guarantees for the benefit of each of the Holders of Obligations the full and prompt payment when due and payable (by acceleration or otherwise) following the occurrence of a Default, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy); provided, however, that the liability of the Guarantor under this Guaranty shall be limited to the Expenses plus an amount equal to the Maximum Guaranty Amount in effect at such time.

(ii)     After the occurrence and during the continuance of a Default, the Guarantor shall (a) pay to the Administrative Agent, for the benefit of the Holders of Obligations, within three (3) days of the occurrence of the Default and in immediately available funds, the full amount of the Obligations (including any portion thereof which is not yet due and payable), and (b) pay to the Administrative Agent and reimburse the Administrative Agent for, on demand (but no sooner than three (3) days after the occurrence of the Default) and in immediately available funds, all reasonable and documented fees, costs and expenses (including, without limitation, all reasonable and documented court costs and attorneys' and paralegals' fees, costs and expenses) paid or incurred by the Administrative Agent or any of the Holders of Obligations in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, the Guarantor relating to this Guaranty or the transactions contemplated thereby; and (2) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or their respective rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses"); provided, however, that the liability of the Guarantor under this Guaranty shall be limited to the Expenses plus an amount equal to the Maximum Guaranty Amount in effect at such time. The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

          3.     Obligations Unconditional.

          The Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

(i)     the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents;

(ii)    the absence of any attempt by, or on behalf of, any Holder of Obligations or the Administrative Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against the Borrower, any other guarantor of the Obligations or any other Person;

(iii)   the election of any remedy by, or on behalf of, any Holder of Obligations or the Administrative Agent with respect to all or any part of the Obligations;

(iv)    the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Holder of Obligations or the Administrative Agent with respect to any provision of any of the Loan Documents;

(v)     the failure of the Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

(vi)    the election by, or on behalf of, any one or more of the Holders of Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

(vii)   any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

(viii)  the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Holders of Obligations or the Administrative Agent for repayment of all or any part of the Obligations or any Expenses; or

(ix)    any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Borrower or the Guarantor.

          4.     Enforcement; Application of Payments.

          If payment under this Guaranty is not made by the Guarantor as required under Section 2(ii) of this Guaranty, the Administrative Agent may proceed directly and at once, without notice, against the Guarantor to obtain performance of and to collect and recover the full amount, or any portion, of the Obligations (subject to the limitations set forth in Section 2 of this Guaranty), without first proceeding against the Borrower or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Administrative Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, the Borrower or from any other Person on account of the Obligations or any other liability of the Guarantor to any Holder of Obligations.

          5.     Representations and Warranties.

          The Guarantor represents and warrants as follows to each Lender and the Administrative Agent as of the date hereof:

(i)     The Guarantor (a) is a corporation duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor, and (c) has all requisite corporate power and authority to own, operate and encumber its property;

(ii)    The Guarantor has the requisite corporate power and authority to execute, deliver and perform this Guaranty and any other document required to be delivered by it under the Credit Agreement, and this Guaranty has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

(iii)   The execution, delivery and performance of this Guaranty do not and will not (a) conflict with the Articles of Incorporation or By-Laws of the Guarantor, (b) require any approval of the Guarantor's shareholders except such as has been obtained, (c) require any approval or consent of any Person or Governmental Authority, or under the terms of any material agreement except as such has been obtained, and (d) will not result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor.

          6.     Covenants.

          The Guarantor covenants and agrees that during the term of this Guaranty the Guarantor shall (i) promptly upon either of the chief executive officer or chief financial officer, of the Guarantor obtaining knowledge of any condition or event which constitutes an Event of Default or a GPE Cross Default, deliver to the Administrative Agent an officer's certificate specifying (a) the nature and period of existence of any such Event of Default or GPE Cross Default, (b) the notice given or action taken by any other Person in connection therewith, and (c) what action the Guarantor has taken, is taking or proposes to take with respect thereto, and (ii) promptly notify the Administrative Agent of any event or action which results in the GPE Credit Agreement becoming a secured obligation of the Guarantor.

          7.     Waivers.

(i)     The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on the Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations (subject to the limitations set forth in Section 2 of this Guaranty) and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional indebtedness, arising either from additional loans extended to the Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral, given to the Administrative Agent to secure payment of all or any part of the Obligations.

(ii)    The Holders of Obligations, either themselves or acting through the Administrative Agent, may from time to time in their sole discretion, without notice or demand and without affecting the liability of the Guarantor hereunder: (a) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or otherwise modify, amend or change the terms of any of the Loan Documents; (b) accept partial payments on all or any part of the Obligations; (c) take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of the Borrower, (d) exchange, enforce, waive and release any such security or collateral; (e) apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty; and/or (g) otherwise deal with the Borrower or any other Person that may become liable for all or any part of the Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

          8.     Setoff.

          At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise) following the occurrence of a Default, each Holder of Obligations and the Administrative Agent may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (subject to the limitations set forth in Section 2 of this Guaranty) (i) any indebtedness due or to become due from such Holder of Obligations or the Administrative Agent to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of such Holder of Obligations or the Administrative Agent or any of their respective affiliates.

          9.     Financial Information.

          The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Holders of Obligations nor the Administrative Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Obligations, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Holder of Obligations shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Obligations, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          10.     No Marshaling; Reinstatement.

          The Guarantor consents and agrees that none of the Holders of Obligations nor the Administrative Agent nor any Person acting for or on behalf of the Holders of Obligations or the Administrative Agent shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent that the Borrower, the Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Holder of Obligations or the Administrative Agent, or any Holder of Obligations or the Administrative Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, the Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          11.     Subrogation; Assignment of Claims.

          The Guarantor hereby agrees not to (i) exercise any rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, under common law, or otherwise) to the claims of the Lenders and the Administrative Agent against Borrower or any contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and "claims" (as such term is defined in the Bankruptcy Code) against Borrower which arise in connection with, or as a result of, this Guaranty or, (ii) assign or transfer to any Person any claim the Guarantor has or may have against the Borrower, until, in each case, such time as the Obligations have been indefeasibly paid in full (in cash) and all financing commitments contained in the Credit Agreement have been terminated.

          12.     Enforcement; Amendments; Waivers.

          No delay on the part of any of the Holders of Obligations or the Administrative Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Holders of Obligations or the Administrative Agent, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver and approved by the Administrative Agent. Failure by any of the Holders of Obligations or the Administrative Agent at any time or times hereafter to require strict performance by the Borrower, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Administrative Agent or any Holder of Obligations shall not waive, affect or diminish any right of the Administrative Agent or such Holder of Obligations at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent or any Holder of Obligations, or their respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or the Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Default by the Administrative Agent or any Holder of Obligations shall operate as a waiver of any other Default or the same Default on a future occasion, and no action by the Administrative Agent or any Holder of Obligations permitted hereunder shall in any way affect or impair the Administrative Agent's or any Holder of Obligations' rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the Borrower to any of the Holders of Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

          13.     Effectiveness; Termination.

          This Guaranty shall become effective upon its execution by the Guarantor and shall continue in full force and effect until the Obligations shall have been indefeasibly paid (in cash) and discharged and the financing commitments contained in the Credit Agreement shall have been terminated. The Guarantor may terminate or revoke this Guaranty; provided, however that such termination or revocation shall not be effective until ten (10) Business Days after written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the Lenders. Such notice shall not affect (i) the liability of the Guarantor for any Obligations, and (ii) the right and power of any of the Holders of Obligations or the Administrative Agent to enforce their rights under this Guaranty, which in either case arose prior to the effective time of such revocation or termination. If any Holder of Obligations grants loans or takes other action after the Guarantor terminates or revokes this Guaranty but before the Administrative Agent receives such written notice, the rights of such Holder of Obligations with respect thereto shall be the same as if such termination or revocation had not occurred.

          14.     Successors and Assigns.

          This Guaranty shall be binding upon the Guarantor and upon its successors and assigns and shall inure to the benefit of the Holders of Obligations and the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement; all references herein to the Borrower and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrower shall include, without limitation, their respective receivers, trustees or debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

          15.     Officer Authority.

          The undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of the Guarantor.

          16.     Governing Law.

          This Guaranty shall be governed by and interpreted and enforced in accordance with the internal laws (without regard to conflicts of law provisions) of the State of Illinois. Without limiting the foregoing, any dispute between the Administrative Agent and the Guarantor arising out of or related to the relationship established between them in connection with this Guaranty, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the internal laws, and not the conflicts of law provisions, of the State of Illinois.

          17.     Consent to Jurisdiction; Counterclaims; Forum Non Conveniens.

(a)     Exclusive Jurisdiction

          Except as provided in subsection (b) of this Section 17, the Administrative Agent, on behalf of itself and the Holders of Obligations, and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Guaranty, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

(b)     Other Jurisdictions.

          The Administrative Agent shall have the right to proceed against the Guarantor or its real or personal property in a court in any location to enable the Administrative Agent to obtain personal jurisdiction over the Guarantor or to enforce a judgment or other court order entered in favor of the Administrative Agent. The Guarantor shall not assert any permissive counterclaims in any proceeding brought by the Administrative Agent under this clause (b) arising out of or relating to this Guaranty.

(c)     Venue; Forum Non Conveniens.

          Each of the Guarantor and the Administrative Agent waives any objection that it may now or hereafter have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding with respect to this Guaranty or any other document executed or delivered in connection herewith is commenced in accordance with this Section 16.

          18.     Waiver of Jury Trial.

          Each of the Guarantor and the Administrative Agent waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Administrative Agent and the Guarantor arising out of or related to the transactions contemplated by this Guaranty or any other instrument, document or agreement executed or delivered in connection herewith. Either the Guarantor or the Administrative Agent may file an original counterpart or a copy of this Guaranty with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          19.     Waiver of Bond.

          The Guarantor waives the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Administrative Agent and the Guarantor.

          20.     Advice of Counsel.

          The Guarantor represents and warrants that it has consulted with its legal counsel regarding all waivers under this Guaranty, including without limitation those under Section 7 and Sections 17 through 19 hereof, that it believes that it fully understands all rights that it is waiving and the effect of such waivers, that it assumes the risk of any misunderstanding that it may have regarding any of the foregoing, and that it intends that such waivers shall be a material inducement to the Administrative Agent and the Holders of Obligations to extend the indebtedness guaranteed hereby.

          21.     Notices.

          All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

if to the Guarantor, at:

Great Plains Energy, Incorporated
1201 Walnut
Kansas City, Missouri 64106
Attention: Andrea F. Bielsker
Telecopy: 816-556-2924
Confirmation: 816-556-2059

if to the Administrative Agent, at:

LaSalle Bank National Association
One American Square, Suite 1600
Indianapolis, Indiana 46282
Attention: Mark H. Veach
Telecopy: 317-756-7021
Confirmation: 317-756-7011

if to the Lenders, at:

LaSalle Bank National Association
One American Square, Suite 1600
Indianapolis, Indiana 46282
Attention: Mark H. Veach
Telecopy: 317-756-7021
Confirmation: 317-756-7011

PNC Bank, National Association
One PNC Plaza, 2nd Floor
249 Fifth Avenue
Pittsburgh, PA 15222-2707
Attention: Thomas A. Majeski
Telecopy: 412-762-6484
Confirmation: 412-762-2431

Citizens Bank of Pennsylvania
525 William Penn Place, 29th Floor
Pittsburgh, PA 15219-1729
Attention: Dwayne R. Finney
Telecopy: 412-552-6307
Confirmation: 412-867-2425

Provident Bank
309 Vine Street -- 235D
Cincinnati, OH 45202
Attention: William R. Dickson, Jr.
Telecopy: 412-263-4732
Confirmation: 412-263-4759

Fifth Third Bank
1404 E. Ninth Street
Cleveland, OH 44114
Attention: Jim Janovsky
Telecopy: 412-937-9896
Confirmation: 412-937-1855 x 27

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

          22.     Severability.

          Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          23.     Merger.

          This Guaranty represents the final agreement of the Guarantor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and the Administrative Agent or any Holder of Obligations.

          24.     Execution in Counterparts.

          This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          25.     No Strict Construction.

          The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Signature Page Follows]

          IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

GREAT PLAINS ENERGY INCORPORATED as the Guarantor

By: /s/Andrea F. Bielsker

Name: Andrea F. Bielsker
Title: Senior Vice President-Finance, Chief Financial Officer and Treasurer

Acknowledged and
Accepted as at June 11, 2003

LASALLE BANK NATIONAL ASSOCIATION,
     as Administrative Agent

By:  /s/Mark H. Veach
Name:  March H. Veach
Title:  First Vice President

EXHIBIT A
TO
Limited Guaranty

Form of Guaranty Amount Amendment Agreement

TO: LaSalle Bank National Association, as contractual representative for the Lenders, (the "Administrative Agent") under that certain Credit Agreement, dated as of June 11, 2003 (the "Credit Agreement"), by and among Strategic Energy, L.L.C. (the "Borrower"), the financial institutions from time to time parties thereto as lenders (the "Lenders") and the Administrative Agent.

          Unless otherwise defined herein, terms defined or used in that certain Limited Guaranty dated as of June 11, 2003 from Great Plains Energy, Incorporated (the "Guarantor") in favor of the Lenders under the Credit Agreement (the "GPE Guaranty") shall have the same meanings in this Guaranty Amount Amendment Agreement.

          Upon the Effective Date (as hereinafter defined), the Guarantor amends the GPE Guaranty to [increase/decrease] the Base Guaranty Amount to $__________ (which amount is not less than $25,000,000.00 nor more than $40,000,000.00).

          The Guarantor hereby represents and warrants that:

          (i)     The Guarantor (a) is a corporation duly organized, validly existing and in existence under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor, and (c) has all requisite corporate power and authority to own, operate and encumber its property;

          (ii)     The Guarantor has the requisite corporate power and authority to execute, deliver and perform this Guaranty Amount Amendment Agreement and any other document required to be delivered by it under the Credit Agreement or the GPE Guaranty, and this Guaranty Amount Amendment Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms;

          (iii)     The execution, delivery and performance of this Guaranty Amount Amendment Agreement do not and will not (a) conflict with the Articles of Incorporation or By-Laws of the Guarantor, (b) require any approval of the Guarantor's shareholders except such as has been obtained, (c) require any approval or consent of any Person or Governmental Authority, or under the terms of any material agreement except as such has been obtained, and (d) will not result in or require the creation of any lien or security interest upon or with respect to any of the properties or assets of the Guarantor other than pursuant to the Loan Documents;

          (iv)     No Default or Unmatured Default has occurred and is continuing under the Credit Agreement; and

          (v)     No Event of Default or GPE Cross Default has occurred and is continuing under the GPE Guaranty.

          This Guaranty Amount Amendment Agreement, and the amendment of the GPE Guaranty contemplated thereby, will become effective on the date that all of the following conditions precedent have been met (or waived) as determined by the Administrative Agent in its sole discretion (the "Effective Date"): (i) execution of this Guaranty Amount Amendment Agreement by the Guarantor, the Borrower and the Administrative Agent, (ii) the representations and warranties contained herein shall be true and correct in all respects, and (iii) in the event that the change in the Base Guaranty Amount referenced herein would result in the Borrower being required to make a mandatory prepayment under Section 2.3(B) of the Credit Agreement, the Borrower makes a pre-payment under the Credit Agreement equal to the amount of the mandatory prepayment that would be caused by the change in the Base Guaranty Amount contemplated hereby.

          Except as expressly set forth herein, this Guaranty Amount Amendment Agreement shall not be deemed to waive or modify any provision of the GPE Guaranty and, as so modified, the GPE Guaranty is hereby reaffirmed and remains in full force and effect. This Guaranty Amount Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. THIS GUARANTY AMOUNT AMENDMENT AGREEMENT SHALL BE GOVERNED BY, CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAW, AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS. This Guaranty Amount Amendment Agreement may be delivered by facsimile and executed in one or more counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which counterparts taken together shall constitute but one and the same agreement.

[Signature Page Follows]

GREAT PLAINS ENERGY INCORPORATED By: Name: Title: Date:

Acknowledged and Agreed:

STRATEGIC ENERGY, L.L.C.

By:
Name:
Title:
Date:

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent By: Name: Title: Date: